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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of The Colonial BancGroup, Inc. listed below of our report dated February 28, 2002 on our audits of the consolidated financial statements of The Colonial BancGroup, Inc. and subsidiaries, as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, which report is included in this Form 10-K.

Registration Statements on Form S-3 Registration Numbers:
                  33-5665            333-25463
                  33-62071


Registration Statements on Form S-4 Registration Numbers:
                  333-32163          333-59403
                  333-82248

 Registration Statements on Form S-8 Registration Numbers:
                  2-89959           33-63347
                  33-11540          33-78118
                  33-13376          333-10475
                  33-41036          333-11255
                  33-47770          333-71841
                  333-64978

Post-Effective Amendment No. 2 on Form S-8 to Registration Statements on Form S-4 Registration Numbers:
                  333-14703         333-16481
                  333-14883         333-20291
                  333-39283         333-26537



/s/ PricewaterhouseCoopers LLP

Montgomery, Alabama
March 8, 2002